Exhibit 99.1

Ariba Reports Results for Fourth Quarter and Fiscal Year 2010

Company posts 15% annual growth in subscription software revenue

SUNNYVALE, Calif., October 28, 2010 — Ariba, Inc. (Nasdaq: ARBA), the leading provider of collaborative business commerce solutions, today announced results for the fourth quarter and fiscal year ended September 30, 2010.

Quarterly Financial and Operational Highlights:

•	Total revenues for fourth quarter of $95.1 million and EPS of $0.05
•	Non-GAAP EPS for fourth quarter of $0.20
•	12-month subscription software backlog up 13 percent year-over-year to $149 million
•	Cash flow from operations of $12.8 million, ending cash, cash equivalents, investments and restricted cash of $252 million

“Despite uncertain economic and business conditions, Ariba continues to execute its strategy and perform well,” said Bob Calderoni, Chairman and CEO, Ariba. “During the fourth quarter, we reached an agreement to sell our sourcing services and business process outsourcing assets. And next month, we expect to release the latest version of the technology underlying the Ariba® Commerce Cloud, putting us one step closer to our goal of becoming a network company with on-demand software.”

Results for the Fourth Quarter of Fiscal Year 2010

Revenue:

Total revenues for the fourth quarter of fiscal year 2010 were $95.1 million, as compared to $84.3 million for the fourth quarter of fiscal year 2009. Subscription and maintenance revenues for the fourth quarter of fiscal year 2010 were $62.9 million, as compared to $57.9 million for the fourth quarter of fiscal year 2009. Within subscription and maintenance revenues, subscription software revenue was $46.5 million for the current quarter, as compared to $41.1 million for the fourth quarter of fiscal year 2009. Services and other revenues for the current quarter were $32.2 million, as compared to $26.5 million for the fourth quarter of fiscal year 2009.

Earnings Per Share:

Net income for the fourth quarter of fiscal year 2010 was $4.1 million, or $0.05 per share, as compared to net income for the fourth quarter of fiscal year 2009 of $5.6 million, or $0.06 per share. Net income for the fourth quarter of fiscal year 2010 included expenses of $1.0 million for amortization of intangible assets, $12.1 million for stock-based compensation, and $1.1 million of transaction-related costs. Excluding these items, Non-GAAP net income was $18.4 million, or $0.20 per diluted share.

Balance Sheet and Cash:

Total cash, cash equivalents, investments and restricted cash were $252.4 million at September 30, 2010, up $56.9 million from September 30, 2009. Net cash flow from operations for the three months ended September 30, 2010 was $12.8 million, as compared to $18.8 million for the three months ended September 30, 2009. Accounts receivable, on a days-sales-outstanding basis, were 20 days for the fourth quarter of fiscal 2010, as compared to 23 days for the fourth quarter of fiscal 2009, and flat with the previous quarter. Total deferred revenues were $104.3 million at September 30, 2010, compared to $110.5 million at September 30, 2009.

Customer Acquisition and Transactions for the Quarter:

During the quarter, 262 companies of all sizes across geographies purchased Ariba solutions to manage their commerce activities, including: Bausch & Lomb Incorporated, The Department of Homeland Security, Intuit, Inc., Dana-Farber Cancer Institute, Jamba Juice Company, Medco Health Solutions Inc., Spectra Energy Corp., Total S.A., and Tyco International, Inc. The company also added 35 new customers, and closed 19 transactions over $1 million including 10 software deals over $1 million, and 230 on-demand product deals.

Results for the Fiscal Year 2010

Revenue:

Total revenues for the fiscal year 2010 were $361.1 million, as compared to $339.0 million for fiscal year 2009. Subscription and maintenance revenues for the year were $240.8 million, as compared to $222.2 million in the prior fiscal year. Within subscription and maintenance revenues, subscription software revenue was $174.0 million for the fiscal year 2010, as compared to $151.2 million for the fiscal year 2009. Services and other revenues for the fiscal year 2010 were $120.4 million, as compared to $116.8 million for the prior year.

Earnings Per Share:

Net income for the fiscal year 2010 was $16.4 million, or $0.18 per share, as compared to net income for the fiscal year 2009 of $8.2 million, or $0.10 per share. Net income for fiscal year 2010 included $4.5 million amortization expense for intangible assets, $48.4 million stock-based compensation expense, an $8.6 million charge for restructuring related to the Company’s Sunnyvale campus, a $3.1 million benefit from the reversal of a tax accrual, a $7.0 million benefit from the receipt of a litigation judgment, and $1.1 million of expense for transaction related costs. Excluding these items, Non-GAAP net income was $68.8 million, or $0.77 per diluted share.

Conference Call Information

Ariba will hold a conference call today at 5:00 p.m. ET to discuss its results for the fourth quarter and fiscal year 2010. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. The conference call will also be webcast live and can be accessed on the investor relations section of the company’s website at www.ariba.com or by logging in at www.vcall.com.

A replay of the conference can be accessed by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 358310.

About Ariba, Inc.

Ariba, Inc. is the leading provider of collaborative business commerce solutions. Ariba combines industry-leading software as a service (SaaS) technology to optimize the complete commerce lifecycle with the world’s largest web-based community to discover, connect and collaborate with a global network of trading partners, delivering everything needed to control costs, minimize risk, improve profits and enhance cash flow and operations – all in a cloud-based environment. Whether you’re buying, selling or managing cash, you can do it more efficiently and effectively in the Ariba® Commerce Cloud. Over 325,000 companies, including more than 90 percent of the Fortune 100, use Ariba’s solutions to drive more efficient inter-enterprise commerce. Why not join them? For more information on Ariba commerce solutions and the results they deliver, visit www.ariba.com

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Copyright © 1996 – 2010 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, SupplyWatch, Ariba.com, Ariba.com Network, Ariba Spend Management. Find it. Get it. Keep it. and PO-Flip are registered trademarks of Ariba, Inc. Ariba Procure-to-Pay, Ariba Buyer, Ariba eForms, Ariba PunchOut, Ariba Services Procurement, Ariba Travel and Expense, Ariba Procure-to-Order, Ariba Procurement Content, Ariba Sourcing, Ariba Savings and Pipeline Tracking, Ariba Category Management, Ariba Category Playbooks, Ariba StartSourcing, Ariba Spend Visibility, Ariba Analysis, Ariba Data Enrichment, Ariba Contract Management, Ariba Contract Compliance, Ariba Electronic Signatures, Ariba StartContracts, Ariba Invoice Management, Ariba Payment Management, Ariba Working Capital Management, Ariba Settlement, Ariba Supplier Information and Performance Management, Ariba Supplier Information Management, Ariba Discovery, Ariba Invoice Automation, Ariba PO Automation, Ariba Express Content, Ariba Ready, and Ariba LIVE are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions or dispositions; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies, long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions and dispositions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on August 5, 2010.

Media Contact:

Karen Master

Ariba, Inc.

412-297-8177

kmaster@ariba.com

Investor Contact:

John Duncan

Ariba, Inc.

650-390-1200

investorinfo@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	September 30, 2010	September 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$182,393	$130,881
Short-term investments	18,449	12,169
Restricted cash	104	—
Accounts receivable, net	21,781	19,660
Prepaid expenses and other current assets	7,942	11,235

Total current assets	230,669	173,945

Property and equipment, net	15,958	14,418
Long-term investments	22,283	23,155
Restricted cash, less current portion	29,137	29,241
Goodwill	406,507	406,507
Other intangible assets, net	13,154	17,660
Other assets	4,001	3,245

Total assets	$721,709	$668,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,190	$7,758
Accrued compensation and related liabilities	32,079	29,010
Accrued liabilities	18,398	17,010
Restructuring obligations	17,188	17,964
Deferred revenue	97,005	101,172

Total current liabilities	175,860	172,914

Deferred rent obligations	9,880	14,539
Restructuring obligations, less current portion	23,339	31,098
Deferred revenue, less current portion	7,285	9,288
Other long-term liabilities	6,391	6,281

Total liabilities	222,755	234,120

Stockholders’ equity:
Common stock	188	179
Additional paid-in capital	5,236,265	5,189,566
Accumulated other comprehensive loss	(1,879)	(3,688)
Accumulated deficit	(4,735,620)	(4,752,006)

Total stockholders’ equity	498,954	434,051

Total liabilities and stockholders’ equity	$721,709	$668,171

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Year Ended September 30,
	2010	2009	2010	2009
Revenues:
Subscription and maintenance	$62,892	$57,858	$240,789	$222,206
Services and other	32,204	26,460	120,357	116,766

Total revenues	95,096	84,318	361,146	338,972

Cost of revenues:
Subscription and maintenance	12,691	12,269	51,049	47,907
Services and other	21,520	18,592	82,636	75,465
Amortization of acquired technology and customer intangible assets	1,025	1,387	4,402	5,550

Total cost of revenues	35,236	32,248	138,087	128,922

Gross profit	59,860	52,070	223,059	210,050

Operating expenses:
Sales and marketing	32,516	24,720	120,796	103,739
Research and development	11,929	11,341	46,041	43,483
General and administrative	10,178	10,173	36,000	43,289
Litigation benefit	—	—	(7,000)	—
Insurance reimbursement	—	—	—	(7,527)
Amortization of other intangible assets	—	125	104	755
Restructuring costs	—	—	8,579	10,837

Total operating expenses	54,623	46,359	204,520	194,576

Income from operations	5,237	5,711	18,539	15,474
Interest and other expense, net	(676)	(35)	(735)	(6,055)

Income before income taxes	4,561	5,676	17,804	9,419
Provision for income taxes	425	68	1,418	1,226

Net income	$4,136	$5,608	$16,386	$8,193

Net income per share - basic	$0.05	$0.07	$0.19	$0.10
Net income per share - diluted	$0.05	$0.06	$0.18	$0.10
Weighted average shares - basic	87,565	84,124	86,617	82,733
Weighted average shares - diluted	91,868	87,561	89,221	85,424

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2010	2009	2010	2009
Operating activities:
Net income	$4,136	$5,608	$16,386	$8,193
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for (benefit from) doubtful accounts	108	(5)	684	1,378
Depreciation	2,055	1,884	7,912	7,661
Amortization of intangible assets	1,025	1,512	4,506	6,305
Stock-based compensation	12,093	8,679	48,365	33,941
Restructuring costs	—	—	8,579	10,837
Other-than temporary impairment of long-term investments	225	—	724	1,414
Impairment of property and equipment	—	—	—	4,277
Changes in operating assets and liabilities:
Accounts receivable	(1,990)	2,941	(2,805)	7,930
Prepaid expense and other assets	198	631	2,312	(3,094)
Accounts payable	760	199	3,560	(4,485)
Accrued compensation and related liabilities	6,324	8,359	2,916	7,486
Accrued liabilities	2,122	(257)	(3,120)	(1,910)
Deferred revenue	(9,948)	(5,712)	(5,896)	8,857
Restructuring obligations	(4,285)	(5,030)	(17,114)	(22,821)

Net cash provided by operating activities	12,823	18,809	67,009	65,969

Investing activities:
Purchases of property and equipment	(1,588)	(1,828)	(9,452)	(6,583)
Purchases of investments, net of sales	1,711	458	(4,237)	(16,822)
Allocation from restricted cash, net	—	—	—	400

Net cash provided by (used in) investing activities	123	(1,370)	(13,689)	(23,005)

Financing activities:
Proceeds from issuance of common stock, net	1,959	1,759	4,207	4,113
Repurchase of common stock	—	(231)	(5,864)	(2,620)

Net cash provided by (used in) financing activities	1,959	1,528	(1,657)	1,493

Effect of exchange rates on cash and cash equivalents	(240)	(272)	(151)	(380)
Net change in cash and cash equivalents	14,665	18,695	51,512	44,077
Cash and cash equivalents at beginning of period	167,728	112,186	130,881	86,804

Cash and cash equivalents at end of period	$182,393	$130,881	$182,393	$130,881

Non-GAAP Financial Measures

The accompanying press release dated October 28, 2010 contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). These non-GAAP financial measures include non-GAAP revenues, non-GAAP cost of revenues, gross profit, operating expenses, income from operations, net income and net income per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding a purchase accounting adjustment, costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude a purchase accounting adjustment and costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009
Expense reconciliation:
GAAP revenue	$95,096	$84,318
Less: GAAP net income	4,136	5,608

Total GAAP expenses	90,960	78,710

Amortization of intangible assets	(1,025)	(1,512)
Stock-based compensation	(12,093)	(8,679)
Transaction related costs	(1,101)	—

Total non-GAAP operating expenses	$76,741	$68,519

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009
Net income reconciliation:
GAAP net income	$4,136	$5,608
Amortization of intangible assets	1,025	1,512
Stock-based compensation	12,093	8,679
Transaction related costs	1,101	—

Non-GAAP net income	$18,355	$15,799

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009
Net income per share reconciliation:
GAAP net income per share – basic	$0.05	$0.07
Amortization of intangible assets	0.01	0.02
Stock-based compensation	0.14	0.10
Transaction related costs	0.01	—

Non-GAAP net income per share - basic	$0.21	$0.19

Non-GAAP net income per share - diluted	$0.20	$0.18

Weighted average shares - basic	87,565	84,124
Weighted average shares - diluted	91,868	87,561

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Year Ended September 30, 2010	Year Ended September 30, 2009
Revenue reconciliation:
GAAP revenue	$361,146	$338,972
Purchase accounting adjustment	—	355

Total non-GAAP revenues	$361,146	$339,327

	Year Ended September 30, 2010	Year Ended September 30, 2009
Expense reconciliation:
GAAP revenue	$361,146	$338,972
Less: GAAP net income	16,386	8,193

Total GAAP expenses	344,760	330,779
Amortization of intangible assets	(4,506)	(6,305)
Stock-based compensation	(48,365)	(33,941)
Transaction related costs	(1,101)	—
Tax accrual reversal	3,089	—
Litigation benefit	7,000	—
Restructuring costs	(8,579)	(10,837)
Other-than-temporary decline in long-term investment	—	(1,414)

Total non-GAAP operating expenses	$292,298	$278,282

	Year Ended September 30, 2010	Year Ended September 30, 2009
Net income reconciliation:
GAAP net income	$16,386	$8,193
Purchase accounting adjustment	—	355
Amortization of intangible assets	4,506	6,305
Stock-based compensation	48,365	33,941
Transaction related costs	1,101	—
Tax accrual reversal	(3,089)	—
Litigation benefit	(7,000)	—
Restructuring costs	8,579	10,837
Other-than-temporary decline in long-term investment	—	1,414

Non-GAAP net income	$68,848	$61,045

	Year Ended September 30, 2010	Year Ended September 30, 2009
Net income per share reconciliation:
GAAP net income per share - basic	$0.19	$0.10
Purchase accounting adjustment	—	0.00
Amortization of intangible assets	0.05	0.08
Stock-based compensation	0.56	0.41
Transaction related costs	0.01	—
Tax accrual reversal	(0.04)	—
Litigation benefit	(0.08)	—
Restructuring costs	0.10	0.13
Other-than-temporary decline in long-term investment	—	0.02

Non-GAAP net income per share - basic	$0.79	$0.74

Non-GAAP net income per share - diluted	$0.77	$0.71

Weighted average shares - basic	86,617	82,733
Weighted average shares - diluted	89,221	85,424

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures include a purchase accounting adjustment related to deferred revenues and generally exclude costs and expenses for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) restructuring costs, (iv) litigation benefit, (v) tax accrual reversal (vi) other-than-temporary impairment of long-term investments and (vii) transaction related costs. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for costs and expenses related to restructuring and transaction related costs, these items are non-cash items that do not affect cash flows.

(1) Purchase accounting adjustment – deferred revenue. As announced on December 17, 2007, Ariba acquired Procuri, Inc. In accordance with the fair value provisions, acquired deferred revenue of approximately $4.5 million was recorded on the opening balance sheet, which was approximately $5.9 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP revenue primarily for the first twelve months post- acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related subscription terms are renewed in future periods.

(2) Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(3) Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(4) Restructuring costs. We recorded restructuring related to lease abandonment accruals and/or severance and related benefits in the twelve months ended September 30, 2009 and the twelve months ended September 30, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations and is significantly impacted by factors outside our control. We believe excluding restructuring costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring costs will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(5) Litigation benefit. We received $7.0 million from Emptoris in relation to a patent litigation judgment which we recorded as income in the twelve months ended September 30, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the litigation benefit helps investors compare our operating performance with that of other companies. We recognize, however, that the litigation benefit impacts cash flow and that we and investors should carefully consider the impact of this on cash flow.

(6) Release of tax reserve. We released a tax reserve of approximately $3.1 million in the twelve months ended September 30, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the tax reserve release helps investors compare our operating performance with that of other companies.

(7) Other-than-temporary impairment of long-term investments. We recorded an other-than temporary impairment of a long-term investment in the twelve months ended September 30, 2009. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the other-than-temporary impairment helps investors compare our operating performance with that of other companies. We recognize, however, that the other-than-temporary impairment may impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(8) Transaction related costs. We recorded approximately $1.1 million of transaction related costs in the three months and twelve months ended September 30, 2010. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the transaction related costs helps investors compare our operating performance with that of other companies. We recognize, however, that the transaction related costs impact cash flow and that we and investors should carefully consider the impact of this on cash flow.